Exhibit 99.5

LETTER TO CLIENTS

Offer to Exchange

Each Outstanding Share of Common Stock

of

H&E EQUIPMENT SERVICES, INC.

for

$78.75 in cash and 0.1287 shares of Herc Holdings Inc. common stock per H&E share

Pursuant to the Prospectus/Offer to Exchange dated March 19, 2025 by

HR MERGER SUB INC.,

a wholly owned subsidiary of

HERC HOLDINGS INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON APRIL 15, 2025, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the prospectus/offer to exchange, dated March 19, 2025 (as it may be amended or supplemented from time to time, the “Prospectus/Offer to Exchange”), and the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Prospectus/Offer to Exchange, the “Offer”) in connection with the offer by HR Merger Sub Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Herc Holdings Inc., a Delaware corporation (“Herc”), to exchange all of the shares of common stock, par value $0.01 per share (the “H&E shares”), of H&E Equipment Services, Inc., a Delaware corporation (“H&E”), that are issued and outstanding for $78.75 in cash and 0.1287 shares of Herc common stock per H&E share (the “Offer Price”), in each case, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

THE BOARD OF DIRECTORS OF H&E RECOMMENDS THAT STOCKHOLDERS TENDER ALL OF THEIR H&E SHARES PURSUANT TO THE OFFER.

We or our nominees are the holder of record of H&E shares held for your account. A tender of such H&E shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender H&E shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the H&E shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Prospectus/Offer to Exchange and the Letter of Transmittal.

Please note carefully the following:

1.	The Offer Price for the Offer is $78.75 in cash and 0.1287 shares of Herc common stock per H&E share, in each case, without interest and less any applicable withholding taxes.

2.	The Offer is being made for any and all outstanding H&E shares.

3.

The Offer is being made in connection with the Agreement and Plan of Merger, dated as of February 19, 2025 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among Herc, Merger Sub and H&E, pursuant to which, promptly, and in no event later than 9:00 a.m. Eastern Time one business day after the Expiration Date, Merger Sub accepts for payment H&E shares validly tendered and not properly withdrawn pursuant to the Offer (the “Offer Acceptance Time”) and subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, Merger Sub will merge with and into H&E (the “Merger”) without a meeting of the stockholders of H&E in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with H&E continuing as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Herc.

At the effective time of the Merger (the “Effective Time”), each H&E share then outstanding (other than H&E shares that are held by any stockholders or beneficial owners who properly demand appraisal in connection with the Merger as described in the Prospectus/Offer to Exchange) will be converted into the right to receive the Offer Price, without interest and less any applicable withholding taxes, except for H&E shares then owned by H&E and its subsidiaries, which H&E shares will be canceled and will cease to exist, and no consideration will be delivered in exchange therefor.

4.

The board of directors of H&E has unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of H&E and its stockholders, and declared it advisable to enter into the Merger Agreement with Herc and Merger Sub, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger, in accordance with the DGCL, (iii) resolved that, subject to the terms of the Merger Agreement, the Merger shall be effected under Section 251(h) of the DGCL and (iv) resolved to recommend that H&E’s stockholders accept the Offer and tender their H&E shares to Merger Sub pursuant to the Offer, in each case, upon the terms and subject to the conditions of the Merger Agreement.

5.	The Offer and withdrawal rights will expire at one minute after 11:59 p.m., Eastern time, on April 15, 2025, unless the Offer is extended.

6.

The Offer is not subject to any financing condition. The Offer is conditioned upon: (i) the number of H&E shares validly tendered (and not properly withdrawn) prior to the Expiration Date (excluding H&E shares tendered pursuant to guaranteed delivery procedures that were not received prior to the Expiration Date) together with the H&E shares then owned by Merger Sub, representing at least one H&E share more than 50% of the then outstanding H&E shares; (ii) the accuracy of H&E’s representations and warranties contained in the Merger Agreement (subject to customary materiality qualifiers); (iii) H&E’s performance of its obligations under the Merger Agreement in all material respects; (iv) the absence of a material adverse effect of H&E that is continuing; (v) the absence of any legal or regulatory restraint that prevents the consummation of the Offer or the Merger and the expiration of any waiting periods applicable to the Offer and the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (vi) the registration statement on Form S-4 having become effective under the U.S. Securities Act of 1933, as amended, and not being the subject of any stop order or proceeding seeking a stop order; (vii) the Herc common stock to be issued in the Offer and the Merger having been approved for listing on the New York Stock Exchange, subject to official notice of issuance; (viii) the absence of a termination of the Merger Agreement in accordance with its terms; (ix) the commencement and completion of the marketing period; and (x) other customary conditions as described in the Prospectus/Offer to Exchange. After the Offer Acceptance Time and subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, Herc, Merger Sub and H&E will cause the Merger to become effective without a meeting of the stockholders of H&E in accordance with Section 251(h) of the DGCL.

7.	Any transfer taxes applicable to the sale of H&E shares to Merger Sub pursuant to the Offer will be paid by Merger Sub, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your H&E shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your H&E shares, then all such H&E shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of H&E shares in any state in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such state. However, Merger Sub may, in its discretion, take such action as it deems necessary to make the Offer comply with the laws of any such state and extend the Offer to holders of H&E shares in such state in compliance with applicable laws.

INSTRUCTION FORM

With Respect to the Offer to Exchange for Cash and Stock of

Each Outstanding Share of Common Stock

of

H&E EQUIPMENT SERVICES, INC.

for

$78.75 in cash and 0.1287 shares of Herc Holdings Inc. common stock per H&E share

Pursuant to the Prospectus/Offer to Exchange dated March 19, 2025 by

HR MERGER SUB INC.,

a wholly owned subsidiary of

HERC HOLDINGS INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus/offer to exchange, dated March 19, 2025 (as it may be amended or supplemented from time to time, the “Prospectus/Offer to Exchange”), and the related letter of transmittal (as it may be amended or supplemented from time to time, and together with the Prospectus/Offer to Exchange, the “Offer”), in connection with the offer by HR Merger Sub Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Herc Holdings Inc., a Delaware corporation (“Herc”), to acquire all of the outstanding shares of common stock, par value $0.01 per share (the “H&E shares”), of H&E Equipment Services, Inc., a Delaware corporation, that are issued and outstanding for $78.75 in cash and 0.1287 shares of Herc common stock per H&E share, in each case, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Merger Sub the number of H&E shares indicated below or, if no number is indicated, all H&E shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of H&E shares made on behalf of the undersigned will be determined by Merger Sub in its sole discretion.

ACCOUNT NUMBER: _____________________

NUMBER OF H&E SHARES BEING TENDERED

HEREBY: __________________          H&E SHARES*

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to one minute after 11:59 p.m., Eastern time, on April 15, 2025, unless the Offer is extended.

*	Unless otherwise indicated, it will be assumed that all H&E shares held by us for your account are to be tendered.

Dated:
(Signature(s))

(Please Print Name(s))

Address
(Include Zip Code)

Area Code and Telephone No.

Taxpayer Identification or Social Security No.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING THE UNDERSIGNED’S ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT, HERC, H&E, OR MERGER SUB.